As filed with the Securities and Exchange Commission on July 7, 2014
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	11-2250488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(908) 688-0888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Allan N. Rauch
Vice President — Legal and General Counsel
Bed Bath & Beyond Inc.
650 Liberty Avenue
Union, New Jersey 07083
(908) 688-0888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Frank J. Lopez, Esq.
Max P. Kirchner, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Debt Securities	—	—	—	—
Common Stock, par value $.01 per share	—	—	—	—
Preferred Stock, par value $.01 per share	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Rights to purchase common stock, preferred stock, debt securities or other securities	—	—	—	—
Units	—	—	—	—
Total	—	—	—	—

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)
An indeterminate aggregate offering price or amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS

Bed Bath & Beyond Inc.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights to Purchase Common Stock,
Preferred Stock, Debt Securities or Other Securities
Units

Bed Bath & Beyond Inc. may offer to sell from time to time these securities separately or together in one or more offerings. In addition, this prospectus may be used to offer securities for the account of persons other than us.
We may offer and sell the following securities:
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  debt securities;
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  common stock;
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  preferred stock;
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  depositary shares;
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  warrants;
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  rights to purchase common stock, preferred stock, debt securities or other securities; and
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  units.
We may offer and sell these securities to or through one or more underwriters, dealers or agents. We also may offer and sell these securities directly or through our subsidiaries to purchasers. This prospectus provides you with a general description of the securities we may offer. The specific terms of any security and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “How to Obtain More Information” section of this prospectus for information on us and our financial statements.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “BBBY.”
Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Prospectus dated July 7, 2014

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ABOUT THIS PROSPECTUS
In this prospectus, we use the terms “Bed Bath & Beyond,” “we,” “us” and “our” to refer to Bed Bath & Beyond Inc., a New York corporation, and its consolidated subsidiaries.
This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and the information incorporated by reference in this prospectus, a prospectus supplement or any free writing prospectus, before making an investment decision.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.
You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference.”
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PROSPECTUS SUMMARY
Bed Bath & Beyond Inc.
We are a retailer which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon or Harmon Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products from us either in store, online or through a mobile device. We have the developing ability to have customer purchases picked up in store or shipped direct to the customer from our distribution facilities, stores or vendors. We also operate Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, food service, healthcare and other industries. In addition to our stores in the United States, as of March 1, 2014, we operate 40 retail stores in Canada and are a partner in a joint venture which operates four retail stores in Mexico under the name Bed Bath & Beyond.
We sell a wide assortment of domestics merchandise and home furnishings. Domestics merchandise includes categories such as bed linens and related items, bath items and kitchen textiles. Home furnishings include categories such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables and certain juvenile products.
Operations
It is our goal to offer quality merchandise at competitive prices, to maintain a wide and differentiated assortment of merchandise, to present merchandise in a distinctive manner designed to maximize customer convenience and reinforce customer perception of a wide selection and to emphasize dedication to customer service and satisfaction. We continue to grow, differentiate and leverage our assortment across all channels, concepts and countries in which we operate. In addition, we strive to more efficiently and effectively understand our customers’ needs and communicate with them through our growing analytic capabilities and omnichannel marketing approaches.
Pricing
We believe in maintaining competitive prices. We regularly monitor price levels at our competitors in order to ensure that our prices are in accordance with our pricing philosophy. We believe that the application of our pricing philosophy is an important factor in establishing our reputation among customers.
Merchandise Assortment
We strive to tailor our merchandise mix as appropriate to respond to changing trends and conditions. We, on an ongoing basis, test new merchandise categories and adjust the categories of merchandise carried as part of our assortment and may add new product categories as appropriate. Additionally, we continue to integrate the merchandise assortments among our concepts. We believe that the process of adding new product categories, integrating our merchandise within concepts, and expanding or reducing the size of various product categories in response to changing conditions is an important part of our merchandising strategy.
Merchandise Presentation
We have developed a style of merchandise presentation where groups of related product lines are presented together. We believe that this approach to merchandise presentation makes it easy for customers to locate products and reinforces customer perception of a wide selection.
Advertising
In general, we rely on “word of mouth advertising,” our reputation for offering a wide assortment of quality merchandise at competitive prices and the use of paid advertising. Primary vehicles of paid advertising used by us include full-color circulars and other advertising pieces distributed via direct mail or inserts, as well as digital media including email, mobile, social and search advertising. Also, to support the opening of new stores, we primarily use “grand opening” newspaper and direct mail advertising and email.

Customer Service
Customer service is at the heart of our culture as it encourages and trains our associates and implements technology to create a better shopping experience for each and every customer. Through our customer centric policies and emphasis on life stage events, we stress the importance of each customer relationship. We continue to focus our efforts and investments on ensuring that we build and maintain each of these customer relationships.
Corporate Information
Our principal executive offices are located at 650 Liberty Avenue, Union, New Jersey 07083, and our telephone number is (908) 688-0888. Our website address is www.bedbathandbeyond.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

RISK FACTORS
Investing in securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the year ended March 1, 2014, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any accompanying prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Forward-looking statements are included, for example, in the discussions about:
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  general economic conditions, including the housing market;
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  a challenging overall macroeconomic environment and related changes in the retailing environment;
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  consumer preferences and spending habits;
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  demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;
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  civil disturbances and terrorist acts;
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  unusual weather patterns and natural disasters;
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  competition from existing and potential competitors;
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  competition from other channels of distribution;
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  pricing pressures;
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  the ability to attract and retain qualified employees in all areas of the organization;
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  the cost of labor, merchandise and other costs and expenses;
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  the ability to find suitable locations at acceptable occupancy costs and other terms to support our expansion program;
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  the ability to assess and implement technologies in support of our development of our omnichannel capabilities;
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  uncertainty in financial markets;
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  disruptions to our information technology systems including but not limited to security breaches of our systems protecting consumer and employee information;
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  reputational risk arising from challenges to our or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment;
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  changes to statutory, regulatory and legal requirements;
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  new, or developments in existing, litigation, claims or assessments;
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  changes to, or new, tax laws or interpretation of existing tax laws;
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  changes to, or new, accounting standards including, without limitation, changes to lease accounting standards; and
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  the integration of acquired businesses.
Any statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “plans,” “may,” “could,” “will,” “will continue,” “seeks,” “should,” “predict,” “potential,” “outlook,” “guidance,” “target,” “forecast,” “probable,” “possible” or the negative of such terms and similar expressions. Forward-looking statements are subject to change and may be affected by risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the applicable prospectus supplement and the risks described in our other filings with the SEC, including our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K incorporated herein.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements. We can offer no assurance that our estimates or expectations will prove accurate or that we will be able to achieve our strategic and operational goals.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes.
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratio of earnings to fixed charges, or deficiency of earnings, for each of the periods indicated:

	Three Months Ended May 31, 2014	Fiscal Year Ended
		March 1, 2014	March 2, 2013	February 25, 2012	February 26, 2011	February 27, 2010
Ratio of earnings to fixed charges(1)	7.13x	9.32x	9.93x	11.39x	9.86x	8.05x

(1)
  For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) our pretax income from continuing operations and (y) fixed charges; and (ii) “fixed charges” consist of interest expense and the portion of rental expenses considered to represent an interest factor.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and The Bank of New York Mellon, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.
General
The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.
A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.
Brief Description of the Debt Securities
Unless otherwise provided in a prospectus supplement, the debt securities will:
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  be our unsecured general obligations;
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  rank senior in right of payment to all of our subordinated indebtedness;
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  rank equally in right of payment with all of our other senior indebtedness;
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  be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
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  be structurally subordinated to, which means they rank behind, all of the liabilities of our subsidiaries.
We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee or an affiliate thereof maintained for payment purposes.
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
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  the title;
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  classification as senior or subordinated debt securities;
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  ranking of the specific series of debt securities relative to other outstanding indebtedness, including our subsidiaries’ debt;
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  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
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  any limit on the aggregate principal amount;

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  the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
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  the maturity date or dates;
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  the rate at which the debt securities will bear interest, if any, and the interest payment dates;
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  if the debt securities are original issue discount debt securities, the yield to maturity;
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  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
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  any provisions for the payment of additional amounts for taxes;
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  the forms and denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
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  the terms and conditions on which we may optionally redeem the debt securities;
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  the terms and conditions on which we may be required to redeem the debt securities;
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  any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;
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  the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
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  any changes in or additions to the covenants applicable to the particular debt securities being issued;
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  any additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;
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  any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
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  any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series;
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  whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;
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  if the debt securities of the series will be convertible into or exchangeable for our securities or for securities of another person, the terms of the conversion or exchange rights, including when the conversion or exchange right may be exercised, the conversion or exchange price or the ratio or ratios or method of determining the conversion or exchange price or ratios and any other terms and conditions, including anti-dilution terms, upon which conversion or exchange may occur; and
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  any other specific terms of the debt securities offered thereby.
We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Conversion or Exchange Rights
Debt securities offered by this prospectus may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. We will describe the terms and conditions of conversion or exchange, the income tax consequences and other special considerations applicable to any conversion or exchange of the debt securities of a series in the prospectus supplement relating to debt securities of that series. The terms and conditions relating to any conversion or exchange provisions applicable to the debt securities of a series will include, among others, the following:
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  the conversion or exchange price or prices, the conversion or exchange ratio or ratios or the method of determining the conversion or exchange price or prices or ratio or ratios;
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  the conversion or exchange period;
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  provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
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  events requiring adjustment to the conversion or exchange price or ratio; and
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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of May 31, 2014, there were 201,953,919 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and any shares offered by us in this offering will be when issued and paid for, fully paid and non-assessable.
Preferred Stock
Our board of directors has the authority, subject to certain restrictions, without further stockholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.
The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the common stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on common stock. Holders of preferred stock would typically be entitled to receive a preference payment.
New York Law and Some By-Law Provisions
Our board of directors has adopted certain amendments to our by-laws intended to strengthen our board of directors’ position in the event of a hostile takeover attempt. These by-law provisions have the following effects:
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  they provide that only persons who are nominated in accordance with the procedures set forth in the by-laws shall be eligible for election as our directors, except as may be otherwise provided in the by-laws;
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  they provide that only business brought before the annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders;
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  they provide that only the chairman of the board, if any, the chief executive officer, our board of directors or, at the written request of record holders of at least 50% of the voting power of our outstanding shares, the secretary may call special meetings of our stockholders; and
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  they establish a procedure for our board of directors to fix the record date whenever stockholder action by written consent is undertaken.
Furthermore, we are subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested stockholder” for a period of five years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. It is located at 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS
This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Brief Description of the Debt Warrants
We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at the exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
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  the title of the debt warrants;
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  the initial offering price;
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  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
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  the currency or currency units in which the offering price, if any, and the exercise price are payable;
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  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
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  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
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  if applicable, the minimum or maximum number of debt warrants that may be exercised at any one time;
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  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
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  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
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  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  anti-dilution provisions of the debt warrants, if any;
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  redemption or call provisions, if any, applicable to the debt warrants;
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  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and
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  the exercise price.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement.
Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.
Brief Description of the Equity Warrants
We may issue warrants for the purchase of our equity securities, such as our preferred stock, common stock, depositary shares or units. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.
The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:
•
  the title of the equity warrants;
•
  the initial offering price;
•
  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;
•
  the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;
•
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•
  if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;
•
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•
  anti-dilution provisions of the equity warrants, if any;
•
  redemption or call provisions, if any, applicable to the equity warrants;
•
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and
•
  the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
•
  the title of the rights;
•
  the date of determining the stockholders entitled to the rights distribution;
•
  the title, aggregate number of shares of common stock, preferred stock, debt securities or other securities purchasable upon exercise of the rights;
•
  the exercise price;
•
  the aggregate number of rights issued;
•
  the date, if any, on and after which the rights will be separately transferable;
•
  the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.
General
We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS
This section describes the general terms of the units we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the units. The accompanying prospectus supplement may add, update, or change the terms and conditions of the units as described in this prospectus.
General
We may issue units consisting of one or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
The particular terms of each issue of units, the unit agreement relating to the units and the unit certificates representing units will be described in the applicable prospectus supplement, including, as applicable:
•
  the title of the series of units;
•
  identification and description of the separate constituent securities comprising the units;
•
  the price or prices at which the units will be issued;
•
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
  a discussion of certain United States federal income tax considerations applicable to the units; and
•
  any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may offer the securities (i) to or through underwriters; (ii) to or through brokers or dealers; (iii) through agents; and (iv) directly or through our subsidiaries to one or more purchasers.
If we sell the offered securities directly or through our subsidiaries to purchasers, we will only do so if our employees and other associated persons acting on our behalf in connection with the sale of the offered securities are not deemed to be “brokers” under the Exchange Act or otherwise qualify for the exemption under Rule 3a4-1 of the Exchange Act or any similar rule or regulation as the SEC may adopt and which shall be in effect at the time.
We may distribute the offered securities from time to time in one or more transactions at (i) a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such market prices; or (iv) at negotiated prices.
We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the public offering price of the securities and the proceeds to us from the sale, any underwriting discount and other items constituting compensation to the underwriters and dealers.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.
If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Exchange Act, engage in transactions, including stabilization bids or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
We also may sell the offered securities to a dealer as principal. If we sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
The offered securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.
As one of the means of direct issuance of the offered securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities. Certain of the underwriters, dealers, agents and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York. Any underwriters will be advised about issues related to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements and schedule of Bed Bath & Beyond Inc. and its subsidiaries as of March 1, 2014 and March 2, 2013, and for each of the fiscal years in the three-year period ended March 1, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of March 1, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HOW TO OBTAIN MORE INFORMATION
We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “BBBY” and we are required to file reports, proxy statements and other information with NASDAQ. You may read any document we file with NASDAQ at the offices of the NASDAQ Stock Market, Inc. For further information about obtaining copies of our public filings from the NASDAQ Global Select Market, please call (212) 401-8700.
We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.bedbathandbeyond.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and, where applicable, supersede any information.
We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
1.
  Our Annual Report on Form 10-K for the year ended March 1, 2014.
2.
  Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2014.
3.
  Our Current Report on Form 8-K filed with the SEC on May 9, 2014.
4.
  Portions of the Definitive Proxy Statement on Schedule 14A for the 2014 annual meeting of shareholders held on July 7, 2014 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended March 1, 2014.
5.
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, through our Internet website described above or by writing or telephoning our Secretary at the following address:
Bed Bath & Beyond Inc.
650 Liberty Avenue
Union, New Jersey 07083
(908) 688-0888
Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than discounts and commissions) of the securities offered hereby (all of which will be paid by Bed Bath & Beyond Inc. (“Bed Bath & Beyond”)) is as follows:

SEC registration fee	*
The NASDAQ Stock Market Listing Fees	**
Transfer Agent and Registrar, Trustee fees and expenses	**
Legal fees and expenses (including Blue Sky fees)	**
Rating agencies’ fees and expenses
Accounting fees and expenses	**
Printing costs	**
Miscellaneous	**
TOTAL	**

*
  Omitted because the registration fee is being deferred pursuant to Rule 456(b) under the Securities Act
**
  Estimated expenses not presently known.
Item 15.   Indemnification of Directors and Officers.
We are incorporated in New York. Under Section 722 of the New York Business Corporation Law (“NYBCL”), a corporation has the power, under specified circumstances, to indemnify its directors and officers in connection with actions or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors or officers, against expenses incurred in any action or proceeding.
Section 722(a) of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.
Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in the preceding paragraph against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person is adjudged liable to the corporation unless a court determines that an indemnity is proper in the circumstances of the case.
Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.
Section 723 of the NYBCL specifies the manner in which payment of indemnification under Sections 722 and 721 of the NYBCL may be authorized by the corporation. It provides that a corporation shall indemnify a person who has been successful, on the merits or otherwise, in defending an action described in Section 722. In other circumstances, unless ordered by a court upon application of a director or officer under Section 724 of the NYBCL, indemnification as described above may only be made if it is authorized in each specific case. The board of directors can authorize indemnification, either acting as a quorum of disinterested directors based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under the NYBCL, or based upon an opinion by independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or if the shareholders find that the applicable standard of conduct has been met.
Section 726 of the NYBCL permits the purchase and maintenance of insurance to indemnify (1) the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by the corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State superintendent of insurance, for a retention amount and for co-insurance.
In addition, Section 402(b) of the NYBCL provides that a corporation’s Certificate of Incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except liability if a judgment or final adjudication establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or liability if the act or omission occurred prior to the adoption of a provision authorized by this section. Article Eight of our Certificate of Incorporation contains such a provision.
Our Amended By-laws govern the indemnification of any of our directors or officers or any of our employees who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise by reason of the fact that, in the case of our directors and officers, such person is or was a director or officer of us, or is or was at our request serving as an officer or director or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise or entity (including, without limitation, any employee benefit plan), and in the case of our employees, such person is or was serving (a) as a director or officer of a corporation or in a capacity equivalent to that of a director or officer for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which we had at the time of such service, directly or indirectly, a 50% or greater equity interest or (b) at our written request, as a director or officer of a corporation or in a capacity equivalent to that of a director or officer for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which we had at the time of such service, directly or indirectly, a significant business interest but a less than 50% equity interest (or, in the case of an employee benefit plan, no equity interest at all), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.
We have entered into indemnification agreements with certain of our officers. We have also obtained directors and officers liability insurance policies.

Item 16.   Exhibits.
(a) Exhibits
The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference.
Item 17.   Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
  If the Registrant is relying on Rule 430B:
(A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)
  Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b)
  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(c)
  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(e)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)
  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey on July 7, 2014.

BED BATH & BEYOND INC.

By:	/s/ Steven H. Temares Steven H. Temares Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven H. Temares his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Warren Eisenberg Warren Eisenberg	Co-Chairman and Director	July 7, 2014
/s/ Leonard Feinstein Leonard Feinstein	Co-Chairman and Director	July 7, 2014
/s/ Steven H. Temares Steven H. Temares	Chief Executive Officer and Director	July 7, 2014
/s/ Susan E. Lattmann Susan E. Lattmann	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 7, 2014
/s/ Dean S. Adler Dean S. Adler	Director	July 7, 2014
/s/ Stanley Barshay Stanley Barshay	Director	July 7, 2014
/s/ Geraldine Elliott Geraldine Elliott	Director	July 7, 2014
/s/ Klaus Eppler Klaus Eppler	Director	July 7, 2014

Signature	Title	Date
/s/ Patrick R. Gaston Patrick R. Gaston	Director	July 7, 2014
/s/ Jordan Heller Jordan Heller	Director	July 7, 2014
/s/ Victoria A. Morrison Victoria A. Morrison	Director	July 7, 2014

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
4.1	Form of Indenture between Bed Bath & Beyond Inc. and The Bank of New York Mellon*
4.2	Specimen of certificate representing common stock, par value $.01 per share(1)
4.3	Form of Note(1)
4.4	Specimen of certificate representing preferred stock, par value $.01 per share(1)
4.5	Form of Warrant Agreement(1)
4.6	Form of Warrant Certificate (to be included in Exhibit 4.5)
4.7	Form of Deposit Agreement(1)
4.8	Form of Depositary Receipt (to be included in Exhibit 4.7)
4.9	Form of Rights Agreement(1)
4.10	Form of Rights Certificate (to be included in Exhibit 4.9)
4.11	Form of Unit Agreement(1)
4.12	Form of Unit Certificate (to be included in Exhibit 4.11)
5.1	Opinion of Proskauer Rose LLP*
12.1	Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of KPMG LLP*
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Signature Page)*
25.1	Statement of Eligibility of Trustee on Form T-1 for Indenture*

*
  Filed herewith
(1)
  To be filed by amendment or incorporated by reference in connection with the offering of offered securities.